UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
SCHEDULE 14C
(Rule 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
EXCHANGE ACT OF 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Definitive Information Statement

☐ Confidential for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

CHINA BIOPHARMA, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee previously paid with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INFORMATION STATEMENT
OF
CHINA BIOPHARMA, INC.
75 Shuguang Rd., Bldg. B,
Hangzhou, China 310007

THIS INFORMATION STATEMENT IS BEING PROVIDED
TO YOU BY THE BOARD OF DIRECTORS
OF CHINA BIOPHARMA, INC.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO
SEND US A PROXY

This Information Statement is being mailed or furnished to the stockholders of China Biopharma, Inc., a Delaware corporation (the “Company”), in connection with the unanimous approval by written consent on March 18, 2008 of the Company’s Board of Directors of the corporate action referred to below and the subsequent adoption of such corporate action by written consent on March 27, 2008 of holders entitled to vote 87,149,072 of the aggregate shares of common stock par value $0.0001 per share (the “Common Stock”) of the Company representing 51.48% of the aggregate shares of Common Stock of the Company then entitled to vote. Such approval and consent constitute the approval and consent of at least a majority of the total number of shares of outstanding Common Stock and are sufficient under the Delaware General Corporation Law to approve the action. Accordingly, this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect.

This Information Statement will be mailed or furnished to the stockholders of record of the Company on March 27, 2008, (the “Record Date”). This Information Statement is first being mailed or furnished to the stockholders of the Company on May _, 2008, and the transaction described herein shall not become effective until at least 20 days thereafter.

ACTION BY BOARD OF
DIRECTORS AND
CONSENTING STOCKHOLDERS

The following corporate action was unanimously authorized and approved by the written consent of Board of Directors of the Company on March 18, 2008, a copy of which is attached hereto as Exhibit A, and by the written consent of holders entitled to vote at least a majority of the outstanding Common Stock on March 27, 2008, a copy of which is attached hereto as Exhibit B:

1.  The approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 200,000,000 to 700,000,000 shares.

The reasons for, and general effect of, the Amendment to the Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock is described in “AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK.” A form of the Amendment is attached hereto as Exhibit C.

The Board of Directors of the Company knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of the Company’s Common Stock.

GENERAL

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company’s Common Stock.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the Company’s Secretary, George Ji at the address of P.O.Box 553, Kingston, NJ 08528-0553. Telephone No. 609-651-8588.

VOTING SECURITIES AND INFORMATION
ON CONSENTING STOCKHOLDERS

Pursuant to the Delaware General Corporation Law, a vote by the holders of at least a majority of the Company’s outstanding Common Stock is required to effect the action described herein. The Company’s Certificate of Incorporation does not authorize cumulative voting. As of March 27, 2008, there were 169,296,716 shares of Common Stock outstanding, of which 84,648,359 shares are required to pass the stockholder resolution approving the action described herein. Each holder of Common Stock is entitled to one vote for each share held by such holder. The consenting stockholders voted in favor of the actions described herein in a written consent, dated March 27, 2008, attached hereto as Exhibit B. The consenting stockholders are collectively the record and beneficial owners of 87,149,072 shares, which represents 51.48% of the issued and then outstanding shares of the Company’s Common Stock. No consideration was paid for the consent. The names of the consenting stockholders’, and the number of shares of Common Stock with respect to which such consent was given is as follows:

Name	Number of Shares For Which Consent Was Given		Percentage
BIGTIME MANAGEMENT LIMITED	1,374,535		0.81%
BURSTEIN & LINDSAY SEC CORP	200,000		0.12%
FIRST MIRAGE, INC.	719,000		0.42%
DOUBLE U MASTER FUND LP	146,451		0.09%
GENERATION CAPITAL ASSOCIATES	808,000		0.48%
HANGZHOU JORAY ELECTRONICS CO. LTD	1,325,469	(3)	0.78%
Kin Shing Li	2,982,216		1.76%
MAC WIRELESS/PW LLC	3,976,336	(2)	2.35%
MONARCH CAPITAL FUND LTD.	800,000		0.47%
MARVIN MERMELSTEIN	719,997		0.43%
NITE CAPITAL LP	719,997		0.43%
PACIFIC CENTURY FUND LLC	15,836,112	(4)	9.35%
PROFESSIONAL OFFSHORE OPPORTUNITY FUND, LTD.	7,500,000		4.43%
PZW FAMILY LLP	18,556,209	(1)	10.96%
SB CHINA HOLDINGS PTE LTD	11,928,935		7.05%
SINOQUEST MANAGEMENT LTD	3,000,000		1.77%
Peter Wang	2,319,517		1.37%
UTSTARCOM INC.	11,928,935		7.05%
VISION OPPORTUNITY MASTER FUND, LTD.	2,307,363		1.36%
TOTAL	87,149,072		51.48%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth as of March 27, 2008, the number of shares of our common stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of the Company’s common stock; (ii) each director of the Company; (iii) each of the executive officers of the Company; and (iv) all directors and executive officers as a group. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated. As of March 27, 2008 there were 169,296,716 shares of common stock outstanding.

	NUMBER OF	% OF COMMON
	SHARES	STOCK
NAME AND ADDRESSES OF	BENEFICIALLY	BENEFICIALLY
BENEFICIAL OWNER	OWNED**	OWNED**
SB China Holdings PTE Ltd. (1)	11,928,935	7.05%
UTStarcom Inc. (2)	11,928,935	7.05%
Pacific Century Fund LLC (3)	15,836,112	9.35%
PZW Family LLP (4)	18,556,209	10.96%
Peter Wang (5)	26,505,530	15.62%
Chunhui Shu	0	*
Qiumeng Wang (6)	140,000	*
Ya Li (7)	912,700	*
Charles Xue (8)	250,000	*
All directors and executive officers as a Group (5 persons)	27,808,230	16.27%

* Indicates less than one percent.

** Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the stockholders named in the table have sole voting and investment power with respect to all common stock shares shown as beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options, warrants or convertible securities (in any case, the “Currently Exercisable Options”). Each beneficial owner’s percentage ownership is determined by assuming that the Currently Exercisable Options that are held by such person (but not those held by any other person) have been exercised and converted.

(1) The address for SB China Holdings PTE Ltd. is 28F-A Zhao Feng World Trade Building, 369 Jiang Su Road, Shanghai 200050, P. R. China.

(2) The address for UTStarcom, Inc. is 1275 Harbor Bay Parkway, Alameda, California 94502.

(3) Peter Wang, our Chief Executive Officer and Chairman of the Board, Ya Li, a director and former Chief Financial Officer, and Wind Chen, our former Chief Operating Officer, are each members of Pacific Century Fund LLC owning 28.38%, 30.38% and 3.77%, respectively, of the ownership interests of Pacific Century. The address for Pacific Century Fund LLC is 68 Cottonwood Court, Monmouth Junction, New Jersey 08852.

(4) PZW Family LLP is 20% owned by Peter Wang. The address for PZW Family LLP is 58261 Melton Road, Hillard, Florida 32046.

(5) Includes 3,976,336 shares held by MAC Wireless/PW LLC which is 80% owned by Mr. Wang, 1,325,469 shares held by Hangzhou Joray Electronics Co., Ltd. which is 50% owned by Mr. Wang, 18,556,209 shares held by PZW Family LLP which is 20% owned by Mr. Wang, and 300,000 shares issuable upon exercise of Currently Exercisable Options. As the owner of 50% of the equity interests in Hangzhou Joray Electronics, Mr. Wang shares voting and investment power over the shares of China Biopharma common stock held by Hangzhou Joray Electronics. As one of the general partners of PZW Family LLP, Mr. Wang shares voting and investment power over the shares of China Biopharma common stock held by PZW Family LLP. Mr. Wang disclaims beneficial ownership of the shares held by MAC Wireless/PW LLC, Hangzhou Joray Electronics, and PZW Family LLP except to the extent of his pecuniary interest in the shares.

(6) Includes 140,000 shares issuable upon exercise of Currently Exercisable Options.

(7) Includes 912,700 shares issuable upon exercise of Currently Exercisable Options.

(8) Includes 250,000 shares issuable upon exercise of Currently Exercisable Options.

NOTICE TO STOCKHOLDERS OF ACTIONS
APPROVED BY CONSENTING STOCKHOLDERS

The following action has been approved by the written consent of holders entitled to vote of least a majority of the outstanding shares of Common Stock of the Company:

AMENDMENT TO CERTIFICATE
OF INCORPORATION TO INCREASE THE NUMBER OF
AUTHORIZED SHARES
OF THE COMPANY’S COMMON STOCK

General

The Board of Directors adopted by unanimous written consent dated March 18, 2008, a resolution to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company. The holders of more than a majority of the outstanding shares of the Company’s Common Stock approved by written consent dated March 27, 2008, a resolution to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company. The Company is currently authorized to issue 200,000,000 shares of Common Stock. The amendment (the “Amendment”) to the Company's Certificate of Incorporation in the form attached hereto as Exhibit C, increases the authorized shares of the Company's Common Stock from 200,000,000 shares to 700,000,000 shares. Of the 200,000,000 shares of Common Stock currently authorized, 175,296,716 shares of Common Stock are issued and outstanding.

The first paragraph of ARTICLE FOURTH of the Company’s Certificate of Incorporation will be amended to read as follows:

“The total number of shares of stock which the Corporation shall have authority to issue is Seven Hundred One Million (701,000,000) which shall consist of Seven Hundred Million (700,000,000) shares of common stock $.0001 par value per share (the “Common Stock”) and (ii) One Million (1,000,000) shares of preferred stock, $.0001 par value per share (the “Preferred Stock”).”

Purpose of Amendment

The Board of Directors believes that this increase will enable the Company to issue additional shares of Common Stock upon conversion of, or as optional payments of principal and interest on, the Company’s Secured Convertible Promissory Notes due December 2008 and other current and future convertible securities. Beginning on March 13, 2007, we became obligated to make monthly amortization payments of both principal and accrued interest on our outstanding $3,000,000 Secured Convertible Promissory Notes due December 13, 2008 (the “Notes”). The amortization schedule requires the payment, beginning on March 13, 2007 and ending on November 13, 2008, of 21 equal monthly principal payments of approximately $142,857, together with monthly interest payments on the then outstanding principal amounts. We have the option (which we have exercised), so long as we are not in default, to pay the monthly amounts due on the Notes in shares of our common stock. We are currently unable to make the payments in cash so to facilitate the payments in shares of our common stock we need to amend our certificate of incorporate to increase the number of shares of common stock that we are authorized to issue as currently we do not have sufficient number of shares of common stock authorized to allow us to do so.

As of April 13, 2008, the outstanding principal balance on the Notes was $1,986,684 and we are required to pay interest totaling $117,642 over the remaining term of the Notes. As of April 14, 2008, the average closing bid prices for the common stock for the five trading days prior to April 14, 2008, was $0.00484. Accordingly using an assumed effective conversion rate of $0.00363 (or 75% of $0.00484) we would be required to issue 577,051,311 additional shares of our common stock to the holders to pay off the principal and pay the interest due over the remaining term of the Notes. If the market price of our common stock falls we would be required to issue even more shares.

We currently have 175,296,716 shares of common stock outstanding. Accordingly after giving effect to the increase in the number of authorized shares of common stock to 700,000,000 to be effected by the filing of the certificate of amendment, we will have an additional 524,703,284 shares of common stock available for issuance. Based on the assumed conversion price of $0.00363 we will be required to issue 577,051,311 shares to pay off the Note in full. Accordingly based on this assumed conversion price there will be a shortfall of 52,348,027 shares. The Board intends to adopt a certificate of amendment at a later date if required to increase the authorized number of shares of common stock and to submit that amendment for approval to the stockholders.

On October 15, 2007, an “event of default” occurred and is continuing under the Notes in that we failed to make our monthly amortization payment due on that date in registered shares of common stock or in cash. This event of default has not been waived by the investors and is continuing. We intend to endeavor to satisfy our past and future amortization payments due under the Notes by delivery of shares of our common stock. However, there can be no assurance that this will be possible as the investors have the right to request payment in cash following an event of default. We have communicated with our investors and they have verbally agreed to continue to accept unregistered shares in payment of amounts due to date. However, we cannot assure you that the investors will continue to permit us to make monthly payments due on the Notes in the future in shares of our common stock. We do not currently have sufficient cash flow to make the payments due on the Notes in cash. Accordingly if the investors do not continue to permit us to make the monthly payments due on the Notes by issuing shares of our common stock we may not be able to continue as a going concern and may be forced to wind up our affairs or seek protection under the bankruptcy laws. Other than as stated above, the Company has no specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of Common Stock.

Certain Additional Information regarding the Convertible Notes

On December 13, 2006, we entered into a Subscription Agreement with a number of investors for the sale of an aggregate principal amount $3,000,000 Secured Convertible Promissory Notes due December 13, 2008 (the “Notes”). We received gross proceeds of $3,000,000 and net proceeds of $2,606,250 from the sale of the Notes.

The net proceeds to us from the sale of the Notes were $2,606,250. This amount includes the payment of fees, including legal fees, finder’s fees and filing, printing and shipping fees, associated with the placement of the Notes and warrants.

Gross proceeds from issuance of the convertible notes:	$3,000,000.00
Payments in connection with the transaction that we made:
Finder's fee	$300,000.00
Legal fees	$90,000.00
Filing, printing and shipping fees	$3,750.00
Total Payments made by us:	$393,750.00
Net proceeds to us:	$2,606,250.00

The following is a summary of the material terms of the Notes:

Conversion: The Notes are convertible at the option of the holders at any time into common stock. Prior to the occurrence of an “event of default” (as defined in the Notes) the notes were convertible at a price of $.25 per share. After the occurrence of an event of default the Notes are convertible at the lesser of $0.25 per share and 75% of the average closing bid prices for the common stock for the five trading days prior to the date of conversion. On October 15, 2007, an event of default occurred as a result of our failure to make our monthly amortization payment due on that date in registered shares of common stock or in cash. Accordingly the effective conversion price is 75% of the average closing bid prices for the common stock for the five trading days prior to the date of conversion.

The conversion price of the Notes of $0.25 per share at the time of issuance represented a discount of $0.18 to the $0.43 which was the market price for our common stock on December 13, 2006, the date of issuance of the Notes.

Market price per share on December 13, 2006 of common stock underlying the Notes:	$0.43
Conversion price per share on December 13, 2006 of common stock underlying the Notes:	$0.25
Total shares of common stock underlying the Notes (at a conversion price of $0.25)	12,000,000
Combined market price of the total number of shares (12,000,000) underlying the Note using $0.43 market price	$5,160,000
Combined conversion price of shares underlying the Notes	$3,000,000
Total possible discount to market price at time of issuance:	$2,160,000

Interest/Amortization: Prior to an event of default the Notes bear interest at a rate of eight percent (8%) per annum. After an event of default the rate increases to 15%. If we are not in default we have the option to make the monthly payments due on the Notes in cash or common stock. If we pay the monthly amounts due in common stock, the stock is valued at an effective conversion rate equal to the lesser of $0.25 per share or seventy five percent (75%) of the average closing bid price of the common stock for the five trading days preceding the applicable repayment date. As an event of default occurred on October 15, 2007 the terms of the Notes do not permit us to continue pay down the Notes in shares of our common stock without the consent of the holders of the Notes. We have communicated with our investors and they have verbally agreed to continue to accept unregistered shares in payment of amounts due. However, we cannot assure you that the investors will continue to permit us to make monthly payments due on the Notes in the future in shares of our common stock. We do not currently have sufficient cash flow to make the payments due on the Notes in cash. Accordingly if the investors do not continue to permit us to make the monthly payments due on the Notes by issuing shares of our common stock we may not be able to continue as a going concern and may be forced to wind up our affairs or seek protection under the bankruptcy laws.

Beginning on March 13, 2007, we became obligated to make monthly payments on the Notes of both principal and accrued interest. The amortization schedule is set forth below. We have limited cash and have been paying and intend to continue to pay the monthly amounts due on the Notes in shares of our common stock.

To date we have issued an aggregate of 40,960,689 shares of our common stock to the holders to satisfy our payment obligations under the Notes, based on average effective conversion rates of $0.141 (for March 2007), $0.1056 (for April 2007), $0.075 (for May 2007), $0.052 (for June 2007), $0.059 (for July 2007), $0.038 (for August 2007), $0.021 (for September 2007), $0.0164 (for October 2007), $0.0091 (for December 2007), $0.0056 (for January 2008), $0.0045 (for February 2008), $0.0035 (for April 2008).

As of April 13, 2008, the outstanding principal balance on the Notes was $1,986,684 and we are required to pay interest totaling $117,642 over the remaining term of the Notes. As of April 14, 2008, the average closing bid prices for the common stock for the five trading days prior to April 14, 2008, was $0.00484. Accordingly using an assumed effective conversion rate of $0.00363 (or 75% of $0.00484) we would be required to issue 577,051,311 additional shares of our common stock to the holders to pay off the principal and pay the interest due over the remaining term of the Notes. If the market price of our common stock falls we would be required to issue even more shares.

The table below sets forth the amortization schedule. The table also sets forth the number of shares of our common stock previously issued in payment of our obligations on the Notes, the effective conversion rates, and the number of shares to be issued in the future at an assumed conversion price of $0.00363 per share.

	Repayment		Outstanding	Shares issued as Payment in shares of Principal and Interest due on		Shares to be issued as Payment of Principal and Interest Due at assumed effective conversion price of $0.00363 per
Date	Principal	Interest	Principal	Notes		share
12/13/2006			$3,000,000.00
3/13/2007	$142,857.14	$60,000.00	$2,857,142.86	1,438,703	(1)
4/13/2007	$142,857.14	$19,047.62	$2,714,285.71	1,533,189	(2)
5/13/2007	$142,857.14	$18,095.24	$2,571,428.57	1,611,790	(3)
6/13/2007	$142,857.14	$17,142.86	$2,428,571.43	3,866,541	(4)
7/13/2007	$142,857.14	$16,190.48	$2,285,714.29	2,218,464	(5)	3,651,231	(13)
8/13/2007	$142,857.14	$15,238.10	$2,142,857.14	2,557,839	(6)	6,908,891	(13)
9/13/2007	$142,857.14	$14,285.71	$2,000,000.00	6,363,615	(7)	4,182,475	(13)
10/13/2007	$142,857.14	$25,000.00	$1,857,142.86	3,221,786	(8)	33,209,247	(13)
11/13/2007	$142,857.14	$23,214.29	$1,714,285.71	-		42,557,612	(13)
12/13/2007	$142,857.14	$21,428.57	$1,571,428.57	2,229,820	(9)	42,109,406	(13)
1/13/2008	$142,857.14	$19,642.86	$1,428,571.43	918,942	(10)	44,477,240	(13)
2/13/2008	$142,857.14	$17,857.14	$1,285,714.29	9,000,000	(11)	26,334,788	(13)
3/13/2008	$142,857.14	$16,071.43	$1,142,857.14	-		43,727,078	(13)
4/13/2008	$142,857.14	$14,285.71	$1,000,000.00	6,000,000	(12)	40,637,151	(13)
5/13/2008	$142,857.14	$12,500.00	$857,142.86			42,798,110
6/13/2008	$142,857.14	$10,741.29	$714,285.71	-		42,306,178
7/13/2008	$142,857.14	$8,928.57	$571,428.57	-		41,814,246
8/13/2008	$142,857.14	$7,142.86	$428,571.43	-		41,322,313
9/13/2008	$142,857.14	$5357.14	$285,714.29	-		40,830,381
10/13/2008	$142,857.14	$3571.43	$142,857.14	-		40,338,449
11/13/2008	$142,857.14	$1785.71	$-	-		39,846,516
12/13/2008
Total	$3,000,000.00	$347,500				577,051,311

(1) Effective conversion rate was $0.141

(2) Effective conversion rate was $0.1056

(3) Effective conversion rate was $0.075

(4) Effective conversion rate was $0.052

(5) Effective conversion rate was $0.059

(6) Effective conversion rate was $0.038

(7) Effective conversion rate was $0.021

(8) Effective conversion rate was $0.0164

(9) Effective conversion rate was $0.0091

(10) Effective conversion rate was $0.0056

(11) Effective conversion rate was $0.0045

(12) Effective conversion rate was $0.0034

(13) Represent payments which have been deferred in previous months at the option of the Noteholders or due to lack of sufficient registered shares after October 2007.

Prepayment: Provided no event of default has occurred we may prepay the Notes, in whole or in part, at any time on 30 days written notice to the holders by paying a 20% premium on the principal amount to be repaid together with accrued interest and any other sums due to the date of prepayment. As an event of default occurred on October 15, 2007 and is continuing the terms of the notes prohibit us for prepaying the Notes.

Security/Guarantee: The Notes are secured by a by a security interest in the Company’s assets. The Notes are also guaranteed by our subsidiaries.

Warrants: We also issued to the purchasers of the Notes, (i) Class A Warrants to purchase up to 6,000,000 shares of our common stock with an exercise price of $0.30 per share (subject to adjustment) and (ii) Class B Warrants to purchase up to 6,000,000 shares of common stock with an exercise price of $0.40 per share (subject to adjustment). The 12,000,000 shares underlying the Class A Warrants and Class B Warrants were registered for resale in a registration statement declared effective on March 23, 2007. The warrants contain full ratchet anti-dilution provisions.

The following is a table disclosing the aggregate amount of possible profit which could be realized by the holders (or its affiliates) as a result of any exercise price discounts for the common stock underlying the warrants. The only warrants, options, notes or other securities of the issuer that are held by the holders or any of their affiliates are the Class A Warrants, the Class B Warrants and the Finder’s Warrants that were issued in connection with the issuance and sales of the Notes.

Market price on December 13, 2006 (date of issuance) of common stock underlying warrants, per share	$0.43
Exercise price per share: Class A Warrant	$0.30
Exercise price per share: Class B Warrant	$0.40
Exercise price per share: Finder’s Warrant	$0.30
No. of shares issuable under Class A Warrant	6,000,000
No. of shares issuable under Class B Warrant	6,000,000
No. of shares issuable under Finder’s Warrant	2,400,000
Market price on date of issuance of total number of shares underlying under Class A Warrants	$2,580,000
Market price on date of issuance of total number of shares underlying under Class B Warrants	$2,580,000
Market price on date of issuance of total number of shares underlying under Finder’s Warrant	$1,032,000
Combined exercise price of Class A Warrants	$1,800,000
Combined exercise price of Class B Warrants	$2,400,000
Combined exercise price of Finder’s Warrant	$720,000
Total discount to market price on date of issuance: Class A Warrant	$780,000
Total discount to market price on date of issuance: Class B Warrant	$180,000
Total discount to market price on date of issuance: Finder’s Warrant	$312,000
Total discount to market price on date of issuance: All Warrants	$1,272,000

The following table shows the possible premium to market price based on the market price on April 14, 2008 which was $0.055 per share.

Market price per share of underlying shares of common stock	$0.0055
Exercise price per share: Class A Warrant	$0.30
Exercise price per share: Class B Warrant	$0.40
Exercise price per share: Finder’s Warrant	$0.30
No. of shares issuable under Class A Warrant	6,000,000
No. of shares issuable under Class B Warrant	6,000,000
No. of shares issuable under Finder’s Warrant	2,400,000
Market price of total shares underlying under Class A Warrant	$33,000
Market price of total shares underlying under Class B Warrant	$33,000
Market price of total shares underlying under Finder’s Warrant	$13,200
Combined exercise price under Class A Warrant	$1,800,000
Combined exercise price under Class B Warrant	$2,400,000
Combined exercise price under Finder’s Warrant	$720,000
Total loss if Class A Warrants exercised and sold at market price on April 14, 2008	$1,767,000
Total loss if Class B Warrant exercised and sold at market on April 14, 2008	$2,367,000
Total loss if Finder’s Warrant exercised and sold at market on April 14, 2008	$706,800
Total loss if all Warrants exercised and sold at market on April 14, 2008	$4,840,800

Finder’s Warrants: Melton Management Ltd. acted as the finder with respect to the issuance and sale of the Notes and received warrants to purchase 2,400,000 shares of common stock at an exercise price of $0.30 per share (subject to adjustment). The 2,400,000 shares underlying the finder’s warrants were registered for resale in a registration statement declared effective on March 23, 2007. These warrants also contain full ratchet anti-dilution provisions. The finder’s warrants have an exercise price of $0.30 per share (subject to adjustment) and represent a discount of $0.13 to the $0.43 market price for our common stock on December 13, 2006, the date of issuance. As of April 14, 2008, the closing price for the common stock was $0.0055. Accordingly the finder’s warrants are significantly out of the money.

Registration Rights: In connection with the issuance of the Notes we granted the investors and the finder certain registration rights. Accordingly, on January 22, 2007 we filed an initial registration statement on Form SB-2 covering 18,000,000 shares issuable on conversion and/or repayment of the Notes (which number represented a contractually agreed amount), 12,000,000 shares underlying the Class A Warrants and Class B Warrants, and the 2,400,000 shares underlying the finders’ warrants. That registration statement was declared effective on March 23, 2007. Under the terms of the Notes in order to make our monthly amortization payments in shares of our common stock we are required to deliver registered shares. Accordingly, to facilitate payment of our amortization payment in registered shares on January 25, 2008 we filed a registration statement of Form SB-2 to register 312,000,000 additional shares. Some of our investors have agreed to take restricted securities in lieu of registered shares and we hope to be able to persuade the other investors to do likewise and thereby not incur the costs of registering with the SEC.

Effect of Amendment

The issuance by the Company of any additional shares of Common Stock will significantly dilute both the equity interests and the earnings per share, if any, of existing holders of the Common Stock. Such dilution will be substantial and will depend on the amount of shares issued. The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock.

NO DISSENTERS’ RIGHTS

Pursuant to the Delaware General Corporation Law, the holders of the Common Stock are not entitled to dissenters’ rights in connection with the increase in the number of authorized shares. Furthermore, the Company does not intend to independently provide those stockholders with any such rights.

OTHER MATTERS

The Board of Directors of the Company knows of no other matters other than those described in this Information Statement, which have been recently approved or considered by the holders of the Company’s Common Stock.

By Order of the Board of Directors

George Ji
Secretary

Dated: May___, 2008

EXHIBIT A

UNANIMOUS CONSENT IN WRITING OF THE DIRECTORS OF
CHINA BIOPHARMA, INC.
IN LIEU OF A MEETING

The undersigned, being all of the directors of China Biopharma, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), hereby adopt the following recitals and resolutions pursuant to §141(f) of the Delaware General Corporation Law as if adopted at a meeting duly held, and expressly waive notice with respect thereto.

WHEREAS, the Board of Directors deems it to be advisable and in the best interests of the Company to amend the Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock, $.0001 par value per share, from 200,000,000 to 700,000,000.

 NOW, THEREFORE, BE IT

RESOLVED, that the Company’s Certificate of Incorporation be amended to increase the number of authorized shares of the Company’s Common Stock from 200,000,000 to 700,000,000 shares; and

RESOLVED, that the first paragraph of Article FOURTH of the Company’s Certificate of Incorporation be amended to read as follows:

“The total number of shares of stock which the Corporation shall have authority to issue is Seven Hundred One Million (701,000,000) which shall consist of (i) Seven Hundred Million (700,000,000) shares of common stock, $.0001 par value per share (the “Common Stock”), and (ii) One Million (1,000,000) shares of preferred stock, $.0001 par value per share (the “Preferred Stock”).”

RESOLVED, that the officers of the Company be, and each of them individually hereby is, authorized, empowered and directed, to execute and file with the Secretary of State of Delaware any and all such certificates, amendments, instruments and documents, in the name of, and on behalf of, the Company, with such changes thereto as any officer may approve, and to take all such further action as they, or any of them, may deem necessary or appropriate to carry out the purpose and intent of the foregoing resolutions.

This consent shall be filed with the minutes of meetings of the Board of Directors and shall have the same effect as the vote of the directors. This consent may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall be valid with the same with the same force and effect as if such facsimile signature were the original thereof.

Dated: March 18, 2008

DIRECTOR:

/s/ Peter Wang
Peter Wang

DIRECTOR:

/s/ Ya Li
Ya Li

DIRECTOR:

/s/ Charles Xue
Charles Xue

EXHIBIT B

WRITTEN CONSENT OF
A MAJORITY OF THE
STOCKHOLDERS OF
CHINA BIOPHARMA, INC.

The undersigned, constituting the holders of at least a majority of the outstanding common stock, par value $.0001 per share (“Common Stock”) of China Biopharma, Inc., a Delaware corporation (the “Company”), adopt the following resolutions by written consent in lieu of a meeting, pursuant to Section 228 of the Delaware General Corporation Law:

RESOLVED, that the Company’s Certificate of Incorporation be amended to increase the number of authorized shares of the Company’s Common Stock from 200,000,000 to 700,000,000 shares; and

RESOLVED, that the first paragraph of Article FOURTH of the Company’s Certificate of Incorporation be amended to read as follows:

“The total number of shares of stock which the Corporation shall have authority to issue is Seven Hundred One Million (701,000,000) which shall consist of (i) Seven Hundred Million (700,000,000) shares of common stock, $.0001 par value per share (the “Common Stock”), and (ii) One Million (1,000,000) shares of preferred stock, $.0001 par value per share (the “Preferred Stock”).”

RESOLVED, that the officers of the Company be, and each of them individually hereby is, authorized, empowered and directed, to execute and file with the Secretary of State of Delaware any and all such certificates, amendments, instruments and documents, in the name of, and on behalf of, the Company, with such changes thereto as any officer may approve, and to take all such further action as they, or any of them, may deem necessary or appropriate to carry out the purpose and intent of the foregoing resolutions.

IN WITNESS WHEREOF, this Written Consent of Stockholders has been executed by the undersigned on the 27th day of March, 2008. The number of shares of Common Stock held by each of the undersigned for which this written consent has been given is set forth next to the signature of such holder.

Name		Number of Shares of Common Stock for Which Consent Has Been Given

BIGTIME MANAGEMENT LIMITED		1,374,535

By:	/s/ Ge Xianding
Name: Ge Xianding Title: Partner

BURSTEIN & LINDSAY SEC CORP		200,000

By:	/s/ Mosi Krans
Name: Mosi Krans Title: CFO

DOUBLE U MASTER FUND LP		146,451

By:	/s/ Jonathan Ratner
Name: Jonathan Ratner Title: CFO

FIRST MIRAGE, INC.		719,000

By:	/s/ David A. Rapaport
Name: David A. Rapaport Title: EVP

GENERATION CAPITAL ASSOCIATES		808,000

By:	/s/ David A. Rapaport
Name: David A. Rapaport Title: EVP

HANGZHOU JORAY ELECTRONICS CO. LTD		1,325,469

By:	/s/ Shao Xiangao
Name: Shao Xiangao Title: General Manager

/s/ Kin Shing Li		2,982,216
Kin Shing Li

MAC WIRELESS/PW LLC

By:	/s/ Peter Wang	3,976,336
Name: Peter Wang Title: General Partner

MONARCH CAPITAL FUND LTD.

By:	/s/ David Sims	800,000
Name: David Sims Title: Director

/s/ MARVIN MERMELSTEIN		719,997
MARVIN MERMELSTEIN

NITE CAPITAL LP		719,997

By:	/s/ Keith Goodman
Name: Keith Goodman Title: Managing Partner

PACIFIC CENTURY FUND LLC		15,836,112

By:	/s/ Jianjun Ji
Name: Jianjun Ji Title: Managing Member

PROFESSIONAL OFFSHORE OPPORTUNITY FUND, LTD.		7,500,000

By:	/s/ Howard B. Berger
Name: Howard B. Berger Title: Manager

PZW FAMILY LLP		18,556,209

By:	/s/ Peter Wang
Name: Peter Wang Title: General Partner

SB CHINA HOLDINGS PTE LTD		11,928,935

By:	/s/ Chauncey Shey
Name: Chauncey Shey Title: CEO & President

SINOQUEST MANAGEMENT LTD		3,000,000

By:	/s/ Zhu Xiaodong
Name: Zhu Xiaodong Title: President

/s/ Peter Wang		2,319,517
Peter Wang

UTSTARCOM INC.		11,928,935

By:	/s/ Hong Liang Lu
Name: Hong Liang Lu Title: CEO

VISION OPPORTUNITY MASTER FUND, LTD.

By:	/s/ Adam Benowitz	2,307,363
Name: Adam Benowitz Title: Director

Total		87,149,072

EXHIBIT C

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION OF CHINA BIOPHARMA, INC.

China Biopharma, Inc, a corporation organized and existing under the laws of the State of Delaware does hereby certify as follows:

1. The name of the corporation is CHINA BIOPHARMA, INC. (the “Corporation”):

2. The Certificate of Incorporation of the Corporation is hereby amended by amending and restating in its entirety, the first paragraph of Article FOURTH thereof as follows:

“The total number of shares of stock which the Corporation shall have authority to issue is Seven Hundred One Million (701,000,000) which shall consist of (i) Seven Hundred Million (700,000,000) shares of common stock, $.0001 par value per share (the “Common Stock”), and (ii) One Million (1,000,000) shares of preferred stock, $.0001 par value per share (the “Preferred Stock”).”

3. In accordance with Section 242 of the Delaware General Corporation Law: (i) the amendment to the Certificate of Incorporation herein certified has been duly adopted and approved by the unanimous written consent of the Board of Directors of the Corporation dated March 18, 2008 in accordance with Section 141(f) of the Delaware General Corporation Law and (ii) the amendment to the Certificate of Incorporation herein certified has been duly adopted and approved by the written consent of at least a majority of the outstanding shares of Common Stock dated March 27, 2008 in accordance with Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its Chief Executive Officer on this _____ day of May, 2008.

CHINA BIOPHARMA, INC.

By: Name: Peter Wang
Title: Chief Executive Officer